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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                                OROAMERICA, INC.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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OroAmerica and Aurafin Agree to Merge

BURBANK, Calif.--(BUSINESS WIRE)--April 25, 2001--OroAmerica Inc. (NMS:OROA) and Aurafin LLC, a privately held company, jointly announced today that they have agreed, subject to approval by the OroAmerica stockholders and certain other conditions, to a merger in which OroAmerica would become a wholly-owned subsidiary of Aurafin, and OroAmerica common stock would be converted into the right to receive $14.00 per share.

Both companies manufacture and distribute karat gold jewelry products and serve most large U.S. retailers.

Guy Benhamou, chairman and CEO of OroAmerica, stated that the merger will provide all stockholders of OroAmerica the opportunity to realize a significant premium for their shares, which, on April 24, had a closing market price of $9.60. Benhamou has agreed to continue as president of the OroAmerica subsidiary following the merger.

The merger is subject to Aurafin's consummating financing for the merger price and for the credit and capital needs of the combined companies. Michael Gusky, chairman and CEO of Aurafin, stated that Aurafin has obtained written financing commitments which, subject to satisfaction of specified conditions, would provide the required financing.

Gusky added: "The consolidation that is occurring in retail has created larger customers requiring stronger suppliers with greater focus and logistics expertise. Aurafin will benefit from the addition of OroAmerica's extensive manufacturing facilities and proprietary jewelry lines. Aurafin and OroAmerica share an enthusiasm for innovation, product quality and customer satisfaction. These shared values make this transaction very desirable for our companies and our customers."

Benhamou added: "OroAmerica's unique price-pointed products are a perfect complement to Aurafin's fashion-oriented products, resulting in a full spectrum of products and price points."

Other conditions to the merger include the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act, as amended. No date was announced for the special meeting of OroAmerica stockholders to vote on the merger, but Benhamou said that notice of the special meeting will be given promptly after clearance of preliminary proxy solicitation material to be filed with the Securities and Exchange Commission. Benhamou also said that, in light of the proposed merger, the Annual Meeting of Stockholders scheduled for June 7, 2001, is indefinitely postponed and will be deemed cancelled if the merger is completed.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this news release, which are not historical facts, may be deemed forward-looking statements and involve a number of risks and uncertainties. OroAmerica Inc.'s actual results may differ materially from the expectations expressed in such forward-looking statements. Among the factors that could cause actual results to differ materially are business, economic and industry conditions in OroAmerica Inc.'s markets, fluctuations in the price of gold, competitive conditions, and other risks detailed from time to time in OroAmerica Inc.'s filings with the Securities and Exchange Commission, including but not limited to, OroAmerica


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Inc.'s Annual Report on Form 10-K for the year ended Feb. 2, 2001, and
OroAmerica's Quarterly Report on Form, 10-Q for the period ended Oct. 27, 2000.

Contact:

     OroAmerica
     Shiu Shao, 818/848-5555
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ADDITIONAL INFORMATION AND WHERE TO FIND IT

OroAmerica, Inc. expects to mail a Proxy Statement to stockholders of OroAmerica containing information about the merger.

INVESTORS AND SECURITY HOLDERS OF OROAMERICA ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT OROAMERICA, AURAFIN, THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS THROUGH THE WEB SITE MAINTAINED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV AND FROM THE OROAMERICA CONTACT LISTED BELOW.

In addition to the Proxy Statement, OroAmerica files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by OroAmerica at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. OroAmerica's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

INTEREST OF CERTAIN PERSONS IN THE MERGER

The directors and executive officers of OroAmerica have interests in the merger, some of which may differ from, or may be in addition to, those of OroAmerica's stockholders generally. A description of the interests that OroAmerica's directors and executive officers have in the merger will be available in the Proxy Statement.

SOLICITATION OF PROXIES

OroAmerica, its directors and officers may be deemed to be participants in the solicitation of proxies from OroAmerica stockholders in favor of the merger. Information concerning the participants will be set forth in the Proxy Statement when it is filed with the Securities and Exchange Commission.

CONTACT

OroAmerica, Inc.
Shiu Shao, (818) 848-5555
455 Moss Street
Burbank, CA 91502


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